BMW VEHICLE OWNER TRUST 2001-A

                        $1,581,800,000 ASSET BACKED NOTES

                              BMW FS SECURITIES LLC

                                   (DEPOSITOR)

                             UNDERWRITING AGREEMENT

                         ------------------------------

                                                                 May 10, 2001

J. P. Morgan Securities Inc.
  As Representative of the
  Several Underwriters
270 Park Avenue
New York, New York 10017

Dear Sirs:

           SECTION 1. Introductory. BMW FS Securities LLC (the "Depositor") proposes to cause BMW Vehicle Owner Trust 2001-A (the "Trust") to issue and sell $329,000,000 principal amount of its 3.98875% Class A-1 Notes (the "Class A-1 Notes"), $448,000,000 principal amount of its 4.26% Class A-2 Notes (the "Class A-2 Notes"), $499,000,000 principal amount of its 4.70% Class A-3 Notes (the "Class A-3 Notes"), $274,000,000 principal amount of its 5.11% Class A-4 Notes (the "Class A-4 Notes" and together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Class A Notes") and $31,800,000 principal amount of its 5.46% Class B Notes (the "Class B Notes" and together with the Class A Notes, the "Notes") to the several underwriters set forth on Schedule I (each, an "Underwriter"), for whom you are acting as representative (the "Representative"). The Notes will be issued pursuant to an Indenture, to be dated as of May 1, 2001 (the "Indenture"), between the Trust and The Chase Manhattan Bank, as indenture trustee (in such capacity, the "Indenture Trustee"). The assets of the Trust will include, among other things, a pool of motor vehicle retail installment sale contracts transferred to the Trust on the Closing Date (the "Initial Receivables") secured by new and used automobiles, motorcycles, light-duty trucks and sport utility vehicles financed thereby (the "Initial Vehicles") and certain monies received thereunder after the close of business on April 30, 2001 (the "Initial Cutoff Date"), motor vehicle retail installment sale contracts transferred to the Trust after the Closing Date and prior to September 1, 2001 (the "Subsequent Receivables" and together with the Initial Receivables, the "Receivables") secured by new and used automobiles, motorcycles, light-duty trucks and sport utility vehicles financed thereby (the "Subsequent Vehicles" and together with the Initial Vehicles, the "Vehicles") and certain monies received thereunder after the related subsequent cutoff date, and the other property and the proceeds thereof to be conveyed to the Trust pursuant to the Sale and Servicing Agreement to be dated as of May 1, 2001 (the "Sale and Servicing Agreement") among the Trust, BMW Financial Services NA, LLC


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("BMW Financial Services"), as servicer, seller, administrator and custodian (in such capacity, the "Servicer"), the Depositor and the Indenture Trustee.
Pursuant to the Sale and Servicing Agreement, the Depositor will sell the Receivables to the Trust and the Servicer will service the Receivables on behalf of the Trust. In addition, pursuant to the Owner Trust Administration Agreement to be dated as of May 1, 2001 (the "Owner Trust Administration Agreement") among the Trust, BMW Financial Services and the Indenture Trustee, BMW Financial Services will agree to perform certain administrative tasks on behalf of the Trust. The Depositor will form the Trust pursuant to a Trust Agreement (as amended and supplemented from time to time, the "Trust Agreement") to be dated as of May 1, 2001 between the Depositor and Wilmington Trust Company, as owner trustee (the "Owner Trustee"). The Certificates, each representing a fractional undivided interest in the Trust, will be issued pursuant to the Trust Agreement.

           The Depositor will acquire the Receivables from BMW Financial Services pursuant to the terms of the Receivables Purchase Agreement (the "Receivables Purchase Agreement") dated as of May 1, 2001 between the Depositor and BMW Financial Services. BMW Financial Services will acquire the Receivables from BMW FS Funding Corp. ("BFFC") pursuant to the terms of a Bill of Sale (the "Bill of Sale") dated as of May 18, 2001 between BFFC and BMW Financial Services.

           Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Sale and Servicing Agreement. As used herein, the term "Transaction Documents" refers to the Sale and Servicing Agreement, Indenture, Trust Agreement, Bill of Sale, Receivables Purchase Agreement, Owner Trust Administration Agreement and Note Depository Agreement.

           SECTION 2. Representations and Warranties. (a) As a condition of the obligation of the Underwriters to purchase the Notes, each of the Depositor and BMW Financial Services makes the representations and warranties set forth below to each of the Underwriters. To the extent a representation or warranty specifically relates to the Depositor, the representation or warranty solely with respect to the Depositor is only made by the Depositor and to the extent a representation or warranty specifically relates to BMW Financial Services, the representation or warranty solely with respect to BMW Financial Services is only made by BMW Financial Services.

         (i) A registration statement on Form S-3 (No. 333-56802), including a prospectus, relating to the Notes has been filed with the Securities and Exchange Commission (the "Commission") and has become effective. Such registration statement, as amended as of the date of this Agreement, together with any filings incorporated by reference into it, is hereinafter referred to as the "Registration Statement," and the prospectus included in such Registration Statement, as supplemented to reflect the terms of the Notes as first filed with the Commission after the date of this Agreement pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933, as amended (the "Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus;" a "preliminary


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         prospectus" means any form of prospectus, including any prospectus supplement, relating to the Notes used prior to date of this Agreement that is subject to completion; the "Base Prospectus" means the base prospectus dated May 8, 2001 included in the Prospectus; the "Prospectus Supplement" means the prospectus supplement dated the date hereof included in the Prospectus.

         (ii) On the effective date of the registration statement relating to the Notes, such registration statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission promulgated under the Act (the "Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement the Registration Statement and the preliminary prospectus conform, and at the time of the filing of the Prospectus in accordance with Rule 424(b), the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes or will include any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from such documents based upon written information furnished to the Depositor by the Representative specifically for use therein (the "Underwriters' Information") which information is limited to the information in the third paragraph, the second sentence of the fifth paragraph and the seventh paragraph under the heading "Underwriting" in each preliminary prospectus and the Prospectus.

         (iii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, earnings, business or operations of the Depositor or BMW Financial Services, and their respective subsidiaries, taken as a whole, except as disclosed to you in writing prior to the date hereof.

         (iv) The Notes are "asset backed securities" within the meaning of, and satisfy the requirements for use of, Form S-3 under the Act.

         (v) The documents incorporated by reference in the Registration Statement and Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

         (vi) The Trust Agreement need not be qualified under the Trust Indenture Act of 1939, as amended and the Trust is not required to register under the Investment Company Act of 1940, as amended.


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         (vii) The Indenture has been qualified under the Trust Indenture Act of
         1939, as amended.

         (viii) The Depositor has filed the preliminary prospectus supplement relating to the Notes pursuant to and in accordance with Rule 424(b).

         (ix) The issuance and sale of the Notes have been duly authorized by all necessary corporate action of the Depositor and, when executed, authenticated and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement and the Indenture, the Notes will be valid and binding obligations of the Trust, enforceable in accordance with their terms, and entitled to the benefits of the Indenture.

         (x) Each of the Depositor, BMW Financial Services and BFFC has been duly incorporated and is validly existing as a corporation or limited liability company in good standing under the law of its jurisdiction of incorporation with full power and authority to own, lease and operate its properties and assets and conduct its business as described in the Prospectus, is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, and has full power and authority to execute and perform its obligations under this Agreement, the Transaction Documents and the Notes.

         (xi) The execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Depositor and BMW Financial Services, and this Agreement has been duly executed and delivered by the Depositor and BMW Financial Services and when duly executed and delivered by the other parties hereto will be the valid and binding agreement of the Depositor and BMW Financial Services, enforceable against the Depositor and BMW Financial Services in accordance with its terms.

         (xii) The execution and delivery of the Transaction Documents have been duly authorized by all necessary corporate action of the Depositor, BFFC and BMW Financial Services and, when duly executed and delivered by the Depositor, BMW Financial Services and BFFC and the other parties thereto, will be valid and binding agreements of the Depositor, BMW Financial Services and BFFC, enforceable against the Depositor, BMW Financial Services and BFFC in accordance with their terms.

         (xiii) The execution and delivery by the Depositor, BFFC and BMW Financial Services of, and the performance by the Depositor and BMW Financial Services of its obligations under, this Agreement, the Transaction Documents and the Notes, the issuance and sale of the Notes to the Underwriters by the Depositor pursuant to this Agreement, the compliance by the Depositor and BMW Financial Services with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (x) require the consent, approval, authorization, registration or qualification of or with any


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         governmental authority, except such as have been obtained or made or such as may be required by the state securities or Blue Sky laws of the various states of the United States of America or other U.S. jurisdictions in connection with the Offering by the Underwriters, or
         (y) conflict with or result in a breach or violation or acceleration of, or constitute a default under, any term or provision of the organizational documents of the Depositor, BMW Financial Services or BFFC, any indenture mortgage, deed of trust, lease or other agreement or instrument to which the Depositor, BMW Financial Services or BFFC is a party or by which any of them or their properties is bound or result in a violation of or contravene the terms of any statute, order or regulation applicable to the Depositor, BMW Financial Services or BFFC of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Depositor, BMW Financial Services or BFFC, or will result in the creation of any lien upon any material property or assets of the Depositor, BMW Financial Services or BFFC (other than pursuant to the Transaction Documents).

         (xiv) None of the Depositor, BMW Financial Services or BFFC is in violation of any term or provision of its charter documents or by-laws, or in breach of or in default under any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Depositor, BMW Financial Services or BFFC, the consequence of which violation, breach or default would have (a) a materially adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective materially adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Depositor, BMW Financial Services or BFFC or (b) a material and adverse effect on its ability to perform its obligations under this Agreement or any of the Transaction Documents, in each case, to which it is a party.

         (xv) Neither the Depositor nor BMW Financial Services nor anyone acting on their behalf has taken any action that would require registration of the Depositor or the Trust under the Investment Company Act of 1940, as amended (the "Investment Company Act"); nor will the Depositor nor BMW Financial Services act, nor has either of them authorized nor will either of them authorize any person to act, in such manner.

         (xvi) The Depositor, BFFC and BMW Financial Services each possess all consents, licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and none of the Depositor, BFFC or BMW Financial Services has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective materially adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Depositor, BFFC or


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         BMW Financial Services, except as described in or contemplated by the
         Prospectus.

         (xvii) No legal or governmental proceedings are pending or threatened to which the Depositor or BMW Financial Services is a party or to which the property of the Depositor or BMW Financial Services is subject except for such proceedings that would not, if the subject of any unfavorable decision, ruling or finding, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Depositor or BMW Financial Services or the Depositor's or BMW Financial Services' ability to perform its obligations under this Agreement, the Transaction Documents or the Notes.

         (xviii) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Depositor or any of its affiliates is a party or by which the Depositor or any of its affiliates or any of their respective properties is bound.

         (xix) The Notes and the Transaction Documents conform in all material respects to the descriptions thereof contained in the Prospectus.

         (xx) As of the Closing Date, each of the Depositor's, BFFC's and BMW Financial Services' representations and warranties in the Transaction Documents, will be true and correct and such representations and warranties are incorporated herein by reference.

         (xxi) Other than as contemplated by this Agreement or as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Depositor or any of its affiliate or the Underwriters, any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.
         (xxii) Neither the Depositor nor any of its affiliates has entered into, nor will it enter into, any contractual arrangement with respect to the distribution of the Notes except for this Agreement.

         (xxiii) BFFC's assignment of a portion of the Receivables to BMW Financial Services pursuant to the Bill of Sale will vest in BMW Financial Services all of BFFC's right, title and interest to the Receivables.

         (xxiv) BMW Financial Services's assignment of a portion of the Receivables to the Depositor pursuant to the Receivables Purchase Agreement will vest in the Depositor all of BMW Financial Services's right, title and interest to the Receivables.


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         (xxv) The Depositor's assignment of the Receivables to the Trust pursuant to the Sale and Servicing Agreement will vest in the Trust all of the Depositor's right, title and interest to the Receivables.

         (xxvi) The Trust's assignment of the Collateral to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no other outstanding Lien.

         (xxvii) The Notes, when duly and validly executed by the Indenture Trustee, authenticated and delivered in accordance with the Indenture, and delivered and paid for pursuant hereto will be validly issued and outstanding and entitled to the benefits of the Indenture.

         (xxviii) The Certificates, when duly and validly executed by the Owner Trustee, authenticated and delivered in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

         (xxix) Any taxes, fees and other governmental charges due on or prior to the Closing Date (including, without limitation, sales taxes) in connection with the execution, delivery and issuance of this Agreement, the Transaction Documents and the Notes have been or will have been paid at or prior to the Closing Date.

         (xxx) The Receivables are chattel paper as defined in the Uniform Commercial Code as in effect in the State of New Jersey.

         (xxxi) Under generally accepted accounting principles, BFFC will report its transfer of the Receivables as a sale, BMW Financial Services will report its transfer of the Receivables as a sale, and the Depositor will report its transfer of the Receivables to the Trust as a sale of the Receivables.

         (xxxii) Immediately prior to the transfer thereof to BMW Financial Services pursuant to the Bill of Sale, BFFC is the sole owner of all right, title and interest in, and has good and marketable title to the Receivables and the other property to be transferred to BMW Financial Services. BFFC, pursuant to the Bill of Sale, is transferring to BMW Financial Services ownership of the Receivables, the security interest in the Vehicles securing the Receivables and the proceeds of each of the foregoing, and, immediately prior to the transfer thereof to the Depositor, BMW Financial Services will be the sole owner of all right, title and interest in, and will have good and marketable title to, the Receivables and the other property to be transferred by it to the Depositor. BMW Financial Services, pursuant to the Receivables Purchase Agreement, is transferring to the Depositor ownership of the Receivables, the security interest in the Vehicles securing the Receivables and the proceeds of each of the foregoing, and, immediately prior to the transfer thereof to the Trust, the Depositor will be the sole owner of all right, title and interest in, and will have good and marketable title to, the Receivables and the other property to be


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         transferred by it to the Trust. The assignment of the Receivables, all documents and instruments relating thereto and all proceeds thereof to the Trust, pursuant to the Bill of Sale, the Receivables Purchase Agreement and the Sale and Servicing Agreement, vests in the Trust all interests which are purported to be conveyed thereby, free and clear of any liens, security interests or encumbrances.

         (xxxiii) Immediately prior to the transfer of the Receivables to BMW Financial Services, BMW Financial Services' interest in the Receivables and the proceeds thereof shall be perfected upon the filing of UCC-1 financing statements, or in the case of the sale from BFFC to BMW Financial Services UCC-3 financing statements, (the "Financing Statements") in the offices specified in Schedule III and there shall be no unreleased statements affecting the Receivables filed in such offices other than the Financing Statements. If a court concludes that the transfer of the Receivables from BFFC to BMW Financial Services is a sale, the interest of BMW Financial Services in the Receivables and the proceeds thereof will be perfected upon the filing of the Financing Statements in the offices set forth in Schedule III hereto. If a court concludes that such transfer is not a sale, the Bill of Sale and the transactions contemplated thereby constitute a grant by BFFC to BMW Financial Services of a valid security interest in the Receivables and the proceeds thereof, which security interest will be perfected upon the filing of the Financing Statements in the offices specified in
         Schedule III. No other filing or other action is necessary to perfect and maintain the interest or the security interest of BMW Financial Services in the Receivables and the proceeds thereof against third parties.

         (xxxiv) Immediately prior to the transfer of the Receivables to the Depositor, the Depositor's interest in the Receivables and the proceeds thereof shall be perfected upon the filing of UCC-1 or UCC-3 financing statements (the "Financing Statements") in the offices specified in
         Schedule III and there shall be no unreleased statements affecting the Receivables filed in such offices other than the Financing Statements. If a court concludes that the transfer of the Receivables from BMW Financial Services to the Depositor is a sale, the interest of the Depositor in the Receivables and the proceeds thereof will be perfected upon the filing of the Financing Statements in the offices set forth in
         Schedule III hereto. If a court concludes that such transfer is not a sale, the Receivables Purchase Agreement and the transactions contemplated thereby constitute a grant by BMW Financial Services to the Depositor of a valid security interest in the Receivables and the proceeds thereof, which security interest will be perfected upon the filing of the Financing Statements in the offices specified in Schedule
         III. No other filing or other action is necessary to perfect and maintain the interest or the security interest of the Depositor in the Receivables and the proceeds thereof against third parties.

         (xxxv) Immediately prior to the transfer of the Receivables to the Trust, the Trust's interest in the Receivables and the proceeds thereof shall be perfected upon the filing of UCC-1 financing statements (the "Financing Statements") in the offices specified in Schedule III and there shall be no unreleased statements affecting the Receivables filed


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         in such offices other than the Financing Statements. If a court concludes that the transfer of the Receivables from Depositor to the Trust is a sale, the interest of the Trust in the Receivables and the proceeds thereof will be perfected upon the filing of the Financing Statements in the offices set forth in Schedule III hereto. If a court concludes that such transfer is not a sale, the Sale and Servicing Agreement and the transactions contemplated thereby constitute a grant by Depositor to the Trust of a valid security interest in the Receivables and the proceeds thereof, which security interest will be perfected upon the filing of the Financing Statements in the offices specified in Schedule III. No other filing or other action is necessary to perfect and maintain the interest or the security interest of the Trust in the Receivables and the proceeds thereof against third parties.

           (b) The above representations and warranties shall be deemed to be repeated at the Closing Date.

           SECTION 3. Purchase, Sale and Delivery of Notes. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to cause the Trust to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust the respective principal amount of the Notes set forth opposite the name of such Underwriter on Schedule I, at a purchase price (the "Purchase Price") equal to "Price $" as specified on
Schedule II hereto, plus accrued interest from May 18, 2001. Delivery of and payment for the Notes shall be made at the offices of Weil, Gotshal & Manges LLP, at 10:00 a.m. (New York City time) on May 18, 2001 (or at such other place and time on the same or other date as shall be agreed to in writing by the Representative and the Depositor, the "Closing Date"). Delivery of one or more global notes representing the Notes shall be made against payment of the aggregate purchase price in immediately available funds drawn to the order of the Depositor. The global notes to be so delivered shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes representing the Notes will be available only under limited circumstances.

           (b) The Depositor hereby acknowledges that the payment of monies pursuant to Section 3(a) hereof (a "Payment") by or on behalf of the Underwriters of the aggregate Purchase Price for the Notes does not constitute closing of a purchase and sale of the Notes. Only execution and delivery, by facsimile or otherwise, of a receipt for Notes by the Representative indicates completion of the closing of a purchase of the Notes from the Depositor. Furthermore, in the event that the Underwriters make a Payment to the Depositor prior to the completion of the closing of a purchase of Notes, the Depositor hereby acknowledges that until the Representative executes and delivers such receipt for the Notes the Depositor will not be entitled to the Payment and shall return the Payment to the Underwriters as soon as practicable (by wire transfer of same-day funds) upon demand. In the event that the closing of a purchase of Notes is not completed and the Payment is not returned by the Depositor to the Underwriters on the same day the Payment was received by the Company, the Company agrees to pay to the Underwriters in respect of each day


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the Payment is not returned by it, in same-day funds, interest on the amount of such Payment in an amount representing the Underwriters' cost of financing as reasonably determined by the Representative.

           (c) It is understood that any of you, individually, may (but shall not be obligated to) make Payment on behalf of any Underwriter or Underwriters for any of the Notes to be purchased by such Underwriter or Underwriters. No such Payment shall relieve such Underwriter or Underwriters from any of its or their obligations hereunder.

           SECTION 4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Notes for sale to the public (which may include selected dealers) on the terms set forth in the Prospectus. It is further understood that the Underwriters shall not deliver any Computational Materials to any potential investors unless such Computational Materials have been approved in writing by the Depositor.

           SECTION 5. Covenants of the Depositor and BMW Financial Services. The Depositor and BMW Financial Services, as applicable, each covenant and agree with the Underwriters as set forth below. For purposes of this Section, the Depositor and BMW Financial Services shall jointly make each of the covenants set forth below in clauses (a), (b), (c), (e), (g), (h), (i), (k), (l) and (m) and the entity specified in the covenant below shall make the covenants set forth in all of the other clauses below.

           (a) The Depositor will furnish to the Underwriters and counsel for the Underwriters, without charge, as many copies of any preliminary prospectus, the Prospectus, the Registration Statement and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters reasonably request.

           (b) The Depositor will file the Prospectus, properly completed, with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Representative, subparagraph (5)) of Rule 424(b) no later than the second business day following the date it is first used. The Depositor and BMW Financial Services will advise the Representative promptly of any such filing pursuant to Rule 424(b). The Depositor shall file with the Commission a current report on Form 8-K (the "Current Report") including any "computational materials," "structural terms sheets" or "collateral term sheets" (together "Computational Materials") (i) no later than the date that the Prospectus Supplement is filed with respect to "computational materials" and "structural terms sheets" (as such terms are interpreted in the No-Action letters addressed to Kidder, Peabody Acceptance Corporation I, et al. and the Public Securities Association dated May 20, 1994 and February 17, 1995, respectively (collectively, the "PSA Letters")) or (ii) no later than two days following their date of first use with respect to "collateral term sheets" (as such term is interpreted in the PSA Letters).

           (c) During the time that the underwriters are required to deliver a prospectus to investors, the Depositor and BMW Financial Services will advise the Representative promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect or file any such


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amendment or supplement without the consent of the Representative, which consent shall not be unreasonably withheld. The Depositor and BMW Financial Services will advise the Representative promptly of any amendment or supplement of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement. The Depositor and BMW Financial Services will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued. The Depositor and BMW Financial Services will comply with the Act, the Exchange Act, the Trust Indenture Act of 1939, as amended and the rules and regulations contemplated thereunder so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Prospectus. The Depositor will file with the Commission all documents required to be filed pursuant to the Exchange Act within the time periods specified in the Exchange Act or the rules and regulations promulgated thereunder.

           (d) The Depositor will arrange for the qualification of the Notes for offering and sale in each jurisdiction as the Representative shall designate including, but not limited to, pursuant to applicable state securities ("Blue Sky") laws of certain states of the United States of America or other U.S. jurisdictions so designated, and the Depositor shall maintain such qualifications in effect for so long as may be necessary in order to complete the placement of the Notes; provided, however, that the Depositor shall not be obliged to file any general consent to service of process or to qualify as a foreign corporation or as a securities dealer in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Depositor will promptly advise the Representative of the receipt by the Depositor of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

           (e) If, at any time when a prospectus relating to the Notes is required to be delivered by an Underwriter or dealer either (i) any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading, or (ii) for any other reason it shall be necessary to amend or supplement the Prospectus to comply with the Act, the Depositor and BMW Financial Services promptly will notify the Representative of such event and promptly will prepare, at their own expense, an amendment or supplement which will correct such statement or omission. Neither the Underwriters' consent to, nor the Underwriters' distribution of any amendment or supplement to the Prospectus shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

           (f) The Depositor will cooperate with the Representative and use its best efforts to permit the Notes to be eligible for clearance and settlement through DTC.

           (g) BMW Financial Services and the Depositor shall (i) furnish or make available to the Underwriters or their counsel such additional documents and information regarding BMW Financial Services, the Depositor and their respective affairs as the Underwriters may from time to time reasonably request prior to the Closing Date, including any and all documentation reasonably requested in connection with its due diligence efforts regarding information in the Prospectus and in order to evidence the accuracy or completeness of any of the conditions contained in this Agreement, (ii) provide the Underwriters or their advisors, or both, prior to acceptance of its subscription, the opportunity to ask questions of, and receive answers with respect to such matters.

           (h) Until the retirement of the Notes, or until none of the Underwriters maintains a secondary market in the Notes, whichever occurs first, the Depositor will deliver to each of the Underwriters, through the Representative, the annual statement of compliance and any annual independent certified public accountants' report furnished to the Indenture Trustee pursuant to the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Indenture Trustee.

           (i) So long as any of the Notes are outstanding, the Depositor will deliver to each of the Underwriters, through the Representative: (i) all documents distributed to Noteholders and (ii) from time to time, any other information concerning BMW Financial Services, the Depositor or the Trust as the Underwriters may reasonably request only insofar as such information reasonably relates to the Offering Memorandum or the transactions contemplated by the Transaction Documents.

           (j) On or before the Closing Date, the Depositor, BFFC and BMW Financial Services shall cause their computer records relating to the Receivables to be marked to show the Trust's absolute ownership of the Receivables, and from and after the Closing Date none of the Depositor, BFFC or BMW Financial Services shall take any action inconsistent with the Trust's ownership of such Receivables, other than as permitted by the Indenture or Sale and Servicing Agreement.

           (k) To the extent, if any, that any of the ratings assigned to the Notes by any of the rating agencies that initially rate the Notes are conditional upon the furnishing of documents or the taking of any other actions by the Depositor or BMW Financial Services, as the case may be, the relevant party shall furnish, or cause to be furnished, such documents and take any such other actions as promptly as possible.

           (l) As soon as practicable, but no later than sixteen months after the date hereof, the Depositor and BMW Financial Services will cause the Trust to make generally available to the Noteholders an earnings statement covering a period of at least 12 consecutive months beginning after the later of (i) the effective date of the registration statement relating to the Notes and (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and, in each case, satisfying the provisions of Section 11(a) of the Act (including Rule 158 promulgated thereunder).

           (m) From the date hereof until the Closing Date, none of the Depositor, BMW Financial Services or any of their respective affiliates will, without the prior written consent of the Representative, directly or indirectly, offer, sell or contract to sell or announce the offering of, in a public or private transaction, any other collateralized securities similar to the Notes.

           SECTION 6. Payment of Expenses. The Depositor will pay all expenses (including legal fees and disbursements) incident to the transactions contemplated by this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 8 hereof, including: (a) the preparation, printing and distribution of each preliminary prospectus and the Prospectus and each amendment or supplement thereto and delivery of copies thereof to the Underwriters, (b) the preparation of this Agreement, (c) the preparation, issuance and delivery of the Notes to the Underwriters (or any appointed clearing organizations), (d) the fees and disbursements of BMW Financial Services' and the Depositor's counsel and accountants, (e) the qualification of the Notes under state securities laws in accordance with Section 5(c) including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of any blue sky survey (including the printing and delivery thereof to the Underwriters), (f) any fees charged by rating agencies for the rating (or consideration of the rating) of the Notes, (g) the fees and expenses incurred with respect to any filing with, and review by, DTC or any similar organizations, (h) the fees and disbursements of the Indenture Trustee and its counsel, if any, (i) the fees and disbursements of the Owner Trustee and its counsel, if any, and (j) the fees and expenses of Richards, Layton & Finger.

           SECTION 7. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties made herein, to the accuracy of the statements of officers made pursuant hereto, to the performance by the Depositor and BMW Financial Services of their obligations hereunder, and to the following additional conditions precedent:

           (a) On the Closing Date, each of the Transaction Documents, the Notes and the Certificates shall have been duly authorized, executed and delivered by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Owner Trustee and the Indenture Trustee shall have received a fully executed copy thereof or, with respect to the Notes and Certificates, a conformed copy thereof. The Transaction Documents, the Notes and the Certificates shall be substantially in the forms heretofore provided to the Representative.

           (b) Both at or before the date hereof, and on or before the Closing Date, you shall have received letters, dated as of the date hereof and as of the Closing Date, respectively, of KPMG Peat Marwick, independent certified public accountants, substantially in the form of the drafts to which you have agreed previously and otherwise substantially in form and substance reasonably satisfactory to you and counsel to the Underwriters.

           (c) The Prospectus and the Computational Materials shall have been filed with the Commission in accordance with the Rules and Regulations and
Section 5(a) hereof on or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor or BMW Financial Services shall be contemplated by the Commission.

           (d) The Representative shall have received an opinion of in-house counsel to the Depositor, BFFC and BMW Financial Services, addressed to the Underwriters, dated the Closing Date and satisfactory in form and substance to you and counsel to the Underwriters, to the effect that:

         (i) Each of BMW Financial Services, BFFC and the Depositor has been duly formed and is validly existing as a limited liability company or corporation in good standing under the laws of the jurisdiction of its formation, and has the power and authority to own its properties and to conduct its business as presently conducted, and to enter into and perform its obligations under this Agreement and the Transaction Documents, and had at all relevant times, and now has, the power and authority to acquire, own, sell and service the Receivables and the related Collateral.

         (ii) Each of this Agreement and each Transaction Document has been duly authorized, executed and delivered by the Depositor, BFFC and BMW Financial Services, as applicable.

         (iii) Each of the Depositor, BFFC and BMW Financial Services is duly qualified to do business and is in good standing, and has obtained all necessary licenses, in each jurisdiction in which failure to so qualify or obtain such licenses would (a) render any Receivable unenforceable by the Depositor or the Indenture Trustee on behalf of any Noteholder or (b) have a material adverse affect upon its business or the ownership of its property.

         (iv) Neither: (A) the transfer of the Receivables from BFFC to BMS FS pursuant to the Bill of Sale, (B) the transfer of the Receivables from BMW Financial Services to the Depositor pursuant to the Receivables Purchase Agreement, (C) the transfer of the Receivables from the Depositor to the Trust pursuant to the Sale and Servicing Agreement,
         (D) the assignment of the Collateral from BFFC to BMW Financial Services, from BMW Financial Services to the Depositor and thereafter to the Trust, (E) the assignment the Receivables Purchase Agreement by the Depositor to the Trust, (F) the grant of the security interest in the Receivables and the Collateral by the Trust to the Indenture Trustee pursuant to the Indenture, (G) the execution and delivery of this Agreement and the Transaction Documents by BMW Financial Services,
         (H) the execution and delivery of this Agreement, the Transaction Documents and the Notes by the Depositor, (I) the execution and delivery of the Bill of Sale by BFFC, (J) the consummation of any transactions contemplated in this Agreement or the Transaction Documents, nor (K) the fulfillment of the terms of this Agreement, the Transaction Documents or the Notes by BMW Financial Services, BFFC or the Depositor, as the case may be, will conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the certificate of formation and limited liability company agreement of BMW Financial Services or the Depositor or articles of incorporation or by-laws of BFFC or of any indenture or other material agreement or instrument to which either of them is a party or by which any of them or their respective property is bound, or result in a violation, or contravene the terms, of any statute, order or regulation applicable to either of them of any court, regulatory body, administrative agency or governmental body having jurisdiction over such person.

         (v) There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge after due inquiry, threatened before any court, administrative agency or other tribunal: (A) asserting the invalidity or unenforceability of this Agreement or the Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents, or the execution and delivery thereof, (C) that might materially and adversely affect the performance by the Depositor of its obligations under this Agreement or the Transaction Documents, (D) that might materially and adversely affect the performance by BMW Financial Services of its obligations under this Agreement or the Transaction Documents.

         (vi) Such counsel is familiar with BMW Financial Services's standard operating procedures relating to its acquisition of a perfected first priority security interest in the vehicles financed by it pursuant to retail installment sale contracts in the ordinary course of its business. Assuming that its standard procedures are followed with respect to the perfection of security interests in the Vehicles (and such counsel has no reason to believe that BMW Financial Services has not followed its standard procedures in all material respects in connection with the perfection of security interests in the Vehicles), BMW Financial Services has acquired or will acquire a perfected first priority security interest in the Vehicles. Neither such security interest nor the perfection of such security interest shall be adversely affected by the transfer of the Receivables to the Depositor, the Trust or the pledge thereof to the Indenture Trustee.

         (vii) The direction by the Trust to the Indenture Trustee to authenticate the Notes has been duly authorized by BMW Financial Services, acting as the administrator of the Trust under the Owner Trust Administration Agreement.

           (e) The Representative shall have received an opinion of Weil, Gotshal & Manges LLP, counsel to the Depositor, BFFC, BMW Financial Services and the Trust, addressed to the Representative, dated the Closing Date and satisfactory in form and substance to the Representative and their counsel, to the effect that:

         (i) Each of this Agreement and the Transaction Documents is the legal, valid and binding obligation of BMW Financial Services, BFFC and the Depositor, as the case may be, enforceable against them in accordance with its terms: (A) subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (B) except that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (ii) The Notes, when duly executed and delivered by the Owner Trustee on behalf of the Trust, authenticated by the Indenture Trustee and delivered and paid for pursuant to this Agreement, will be valid and binding obligations of the Trust, enforceable in accordance with their terms, subject to: (A) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (B) general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law), and (C) the further qualification that certain of the remedial provisions in the Indenture may be limited or rendered unenforceable under the laws of New York (but such laws do not, in such counsel's opinion, make the remedies provided by the Indenture unsatisfactory for the realization of the benefits provided thereby).

         (iii) The Transaction Documents conform in all material respects with the description thereof contained in the Prospectus and any amendment or supplement thereto.

         (iv) The statements contained in the Prospectus and any supplement thereto under the captions "The Notes" and "Payments on the Notes," insofar as such statements constitute a summary of the Notes and the Transaction Documents, constitute a fair summary of such documents.

         (v) Neither the Trust nor the Depositor is, or as a result of the offering and sale of the Notes will be, required to be registered under the Investment Company Act.

         (vi) The Indenture has been duly qualified under the Trust Indenture
         Act.

         (vii) The Trust Agreement need not be qualified under the Trust Indenture Act.

         (viii) The Receivables Purchase Agreement constitutes a grant by BMW Financial Services to the Depositor of a valid security interest in the Receivables and other property granted to the Depositor pursuant thereto and the proceeds of the foregoing.

         (ix) The Sale and Servicing Agreement constitutes a grant by the Depositor to the Trust of a valid security interest in the Receivables and other property granted to the Trust pursuant thereto and the proceeds of the foregoing.

         (x) The Indenture constitutes a grant by the Trust to the Indenture Trustee of a valid security interest in the Collateral, as such term is defined in the Indenture (including the property held in the Reserve Account) and the proceeds of each of the foregoing, which security interest in the Reserve Account constitutes a perfected first priority security interest therein.

         (xi) To such counsel's knowledge, no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated in this Agreement and the Transaction Documents, except such filings with respect to the transfer of the Receivables to BMW Financial Services pursuant to the Bill of Sale, the transfer of the Receivables to the Depositor pursuant to the Receivables Purchase Agreement, and the transfer of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, as have been made and such other approvals as have been obtained.

         (xii) To the best of such counsel's knowledge, there are no contracts or documents of the Registrants which are required to be filed as exhibits to the Registration Statement pursuant to the Act or the Rules or Regulations which have not been so filed.

         (xiii) The Registration Statement became effective under the Act on May 8, 2001 and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereto has been issued under the Act and no proceeding for that purpose has been instituted or threatened by the Commission.

         (xiv) The Registration Statement relating to the Notes as of its effective date and the Prospectus as of the date of this Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations. Such counsel need express no opinion with respect to the financial statements, the exhibits, annexes and other financial, statistical, numerical or portfolio data, economic conditions or financial condition of the portfolio information included in or incorporated by reference into the Registration Statement relating to the Notes, the Prospectus or any amendment or supplement thereto.

         (xv) Such counsel shall state that they have participated in the preparation of the Registration Statement and the Prospectus, and that no facts have come to their attention which cause them to believe that the Registration Statement relating to the Notes as of its effective date, and the Prospectus, as of its date, and any amendment or supplement thereto, as of its date when it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus on its date contained or on the Closing Date contains, any untrue statement of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel need not express any view with respect to the financial, statistical or computational material included in or incorporated by reference into the Registration Statement relating to the Notes, the Prospectus or any amendment or supplement thereto.

           Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriter. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of New York.

           (f) You shall have received an opinion of Sills, Cummis, counsel to the Depositor, BMW Financial Services and the Trust, addressed to the Underwriters, dated the Closing Date and satisfactory in form and substance to you and counsel to the Underwriters, to the effect that:

         (i) If a court concludes that the transfer of the Receivables from BMW Financial Services to the Depositor is a sale, the ownership interest of the Depositor in the Receivables and the proceeds thereof will have been perfected by the filing of a UCC financing statement with all applicable governmental offices and will constitute a perfected first priority interest therein. If a court concludes that such transfer is not a sale, the Receivables Purchase Agreement constitutes a grant by BMW Financial Services to the Depositor of a valid security interest in the Receivables and the proceeds of each of the foregoing, which security interest will have been perfected upon the filing of a UCC financing statement with all applicable governmental offices and will constitute a perfected first priority security interest therein. No filing or other action, other than the filing of the UCC financing statements referred to above and any required continuation statements thereto, was or will be necessary to perfect and maintain the interest of the Depositor in the Receivables and the proceeds of each of the foregoing against third parties.

         (ii) Immediately before the transfer of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Depositor's interest in the Receivables and the proceeds of each of the foregoing was perfected upon the filing of a UCC financing statement with all applicable governmental offices and constituted a perfected first priority interest therein. If a court concludes that the transfer of the Receivables from the Depositor to the Trust is a sale, the ownership interest of the Trust in the Receivables and the proceeds of each of the foregoing will have been perfected by the filing of a UCC financing statement with all applicable governmental offices and will constitute a perfected first priority interest therein. If a court concludes that such transfer is not a sale, the Sale and Servicing Agreement constitutes a grant by the Depositor to the Trust of a valid security interest in the Receivables and the proceeds of each of the foregoing, which security interest will have been perfected upon the filing of a UCC financing statement with all applicable governmental offices and will constitute a perfected first priority security interest therein. No filing or other action, other than the filing of the UCC financing statements referred to above and any required continuation statements thereto, was or will be necessary to perfect and maintain the interest of the Trust in the Receivables and the proceeds of each of the foregoing against third parties.

         (iii) The Receivables are chattel paper or general intangibles as defined in the Uniform Commercial Code as in effect in New Jersey.

           (g) Weil, Gotshal & Manges LLP, in its capacity as Federal tax and ERISA counsel for the Depositor and the Trust, shall have delivered an opinion satisfactory in form and substance to the Representative and counsel to the Underwriters, dated the Closing Date and addressed to you, to the effect that the statements in the Prospectus Supplement under the heading "Summary of Terms
- Tax Status" and "Material Income Tax Consequences," and in the Base Prospectus under the heading "Summary of Terms - Tax Status" and "Material Income Tax Consequences" to the extent they constitute matters of law or legal conclusions, accurately describe the material Federal income tax consequences to the Noteholders, and the statements in the Prospectus Supplement under the heading "Summary of Terms - ERISA Considerations" and "ERISA Considerations" and in the Base Prospectus under the heading "Summary of Terms - ERISA Considerations" and "ERISA Considerations" have been prepared or reviewed by such counsel and, to the extent they constitute matters of law or legal conclusions, accurately describe the material consequences to the Noteholders under ERISA.

           (h) Weil, Gotshal & Manges LLP, in its capacity as counsel for the Depositor and the Trust, shall have delivered an opinion satisfactory in form and substance to the Representative and their counsel, dated the Closing Date and addressed to the Representative, with respect to (i) the consolidation of the assets and liabilities of the Depositor with those of BMW Financial Services under the doctrine of substantive consolidation, (ii) the creation of a "true sale" with respect to the sale of the Receivables from BMW Financial Services to the Depositor and (iii) the validity of the Notes and such other related matters as the Underwriter shall reasonably require and the Depositor shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. Such opinions shall be limited to the laws of the State of New York and United States federal law.

           (i) You shall have received an opinion addressed to the Underwriters of Thacher, Proffitt & Wood, counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and counsel to the Underwriters, to the effect that:

         (i) The Indenture Trustee is a banking corporation duly incorporated and validly existing under the laws of the State of New York.

         (ii) The Indenture Trustee has the full corporate trust power to accept the office of trustee under Indenture and to enter into and perform its obligations under the Indenture.

         (iii) The execution and delivery of the Indenture and the performance by the Indenture Trustee of its obligations under the Indenture have been duly authorized by all necessary action of the Indenture Trustee.

         (iv) The Indenture constitutes a valid and binding obligation of the Indenture Trustee enforceable against it in accordance with their terms under the laws of New York and the Federal laws of the United States.

         (v) The execution and delivery by the Indenture Trustee of the Indenture does not require any consent, approval or authorization of, or any registration or filing with, any New York or United States Federal governmental authority.

         (vi) Each of the Notes has been duly executed by the Indenture Trustee as trustee and authenticating agent.

           (j) You shall have received an opinion addressed to the Underwriters, of Richards, Layton & Finger, counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to you and counsel to the Underwriters, to the effect that:

         (i) The Owner Trustee is duly formed and validly existing under the laws of the State of Delaware with trust powers and with its principal place of business in the State of Delaware.

         (ii) The Owner Trustee has the full corporate trust power to accept the office of trustee under the Trust Agreement and the Sale and Servicing Agreement and to enter into and perform its obligations under the Trust Agreement and the Sale and Servicing Agreement.

         (iii) The execution and delivery of the Trust Agreement and the Sale and Servicing Agreement and the performance by the Owner Trustee of its obligations under the Trust Agreement and the Sale and Servicing Agreement have been duly authorized by all necessary action of the Owner Trustee.

         (iv) The execution and delivery by the Owner Trustee of the Trust Agreement and the Sale and Servicing Agreement does not require any consent, approval or authorization of, or any registration or filing with, any New York, Delaware or United States Federal governmental authority.

         (v) The Owner Trustee has duly authorized, executed and delivered the Trust Agreement and the Sale and Servicing Agreement and on behalf of the Trust, the Owner Trustee has duly executed and delivered the Transaction Documents to which the Trust is a party.

         (vi) The Notes have been duly executed and delivered by the Owner Trustee, on behalf of the Trust.

           (k) You shall have received an opinion addressed to the Underwriters, of Richards, Layton & Finger, special Delaware counsel for the Trust, dated the Closing Date and satisfactory in form and substance to you and counsel to the Underwriters, to the effect that:

         (i) The Trust Agreement constitutes the valid and binding obligation of the Owner Trustee and the Depositor enforceable against the Owner Trustee and the Depositor in accordance with its terms subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and similar laws relating to and affecting the rights and remedies of creditors generally, and (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

         (ii) The Trust has been duly formed and is validly existing as a business trust under the Delaware Business Trust Act (the "Business Trust Act") and has the power and authority under the Trust Agreement and the Business Trust Act to execute, deliver and perform its obligations under the Transaction Documents to which the Trust is a party.

         (iii) The Transaction Documents have been duly authorized, executed and delivered by the Trust.

         (iv) To the extent that Article 9 of the Uniform Commercial Code as in effect in the State of Delaware (the "Delaware UCC") is applicable (without regard to conflicts of laws principles), and assuming that the security interest created by each of the Sale and Servicing Agreement and the Indenture in the Receivables has been duly created and has attached, upon the filing of UCC-1 financing statements with the Secretary of State of the State of Delaware the Trust will have a perfected security interest in the transfer of Receivables pursuant to the Indenture and the proceeds thereof, and such security interest will be prior to any other security interest that is perfected solely by the filing of financing statements under the Delaware UCC, excluding purchase money security interests underss. 9-312(4) of the UCC and temporarily perfected security interests in proceeds underss. 9-306(3) of the Delaware UCC and the Trustee will have a perfected security interest in such Receivables and the proceeds thereof, and such security interest will be prior to any other security interest that is perfected solely by the filing of financing statements under the Delaware UCC, excluding purchase money security interests underss. 9-312(4) of the UCC and temporarily perfected security interests in proceeds underss. 9-306(3) of the Delaware UCC.

         (v) No re-filing or other action is necessary under the Delaware UCC in order to maintain the perfection of such security interests except for the filing of continuation statements at five year intervals.

         (vi) Under ss. 3805(b) of the Business Trust Act, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

         (vii) Under ss. 3805(c) of the Business Trust Act, and assuming that the Sale and Servicing Agreement conveys good title to the Receivables to the Trust as a true sale and not as a security arrangement, the Trust rather than the holder of the Certificates is the owner of the Receivables.

         (viii) Neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement and, on behalf of the Trust, the Transaction Documents to which the Trust is a party, do not require any consent, approval or authorization of, or any registration or filing with, any governmental authority of the State of Delaware, except for the filing of the Certificate of Trust with the Secretary of State.

         (ix) Neither the consummation by the Owner Trustee of the transactions contemplated in the Trust Agreement or, on behalf of the Trust, the transactions contemplated in the Transaction Documents to which the Trust is a party nor the fulfillment of the terms thereof by the Owner Trustee will conflict with or result in a breach or violation of any law of the State of Delaware.

           (l) The Representative shall have received copies of each opinion of counsel delivered to any rating agency, together with a letter addressed to the Underwriters, dated the Closing Date, to the effect that the Underwriters may rely on each such opinion to the same extent as though such opinion was addressed to each as of its date.

           (m) You shall have received certificates dated the Closing Date of any two of the President, Chief Financial Officer, any Vice President, the Controller or the Treasurer of the Depositor and BMW Financial Services in which such officers shall state that: (A) the representations and warranties made by such entity contained in the Transaction Documents and this Agreement are true and correct, that such party has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements on or before the Closing Date, (B) since the date of this Agreement there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, or in the earnings, business or operations of the Trust, the Depositor or BMW Financial Services except as disclosed to you in writing and (C) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

           (n) You shall have received evidence satisfactory to you that, on or before the Closing Date, UCC-1 financing statements, or in the case of the sale from BFFC to BMW Financial Services UCC-3 financing statements, have been or are being filed in all applicable governmental offices reflecting (A) the transfer of the interest of BFFC in the Receivables and the proceeds thereof to BMW Financial Services pursuant to the Bill of Sale, (B) the transfer of the interest of BMW Financial Services in the Bill of Sale and the Receivables, and the proceeds thereof to the Depositor pursuant to the Receivables Purchase Agreement, (C) the transfer of the interest of the Depositor in the Bill of Sale and the Receivables Purchase Agreement, the Receivables, and the proceeds thereof to the Trust pursuant to the Sale and Servicing Agreement, and (D) the grant by the Trust to the Indenture Trustee under the Indenture of a security interest in the interest of the Trust in the Bill of Sale, the Receivables Purchase Agreement, the Receivables, the Collateral and the proceeds thereof.

           (o) The Class A-1 Notes shall have been rated in the highest short-term rating by both Standard and Poor's, a division of The McGraw- Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's"). The Class A Notes (other than the Class A-1 Notes) shall have been rated in the highest long-term rating by both S&P and Moody's. The Class B Notes shall have been rated at least in the single "A" rating category by both S&P and Moody's.

           (p) You shall have received, from each of BMW Financial Services and the Depositor, a certificate executed by a secretary or assistant secretary thereof to which shall be attached certified copies of the: (i) charter, (ii) by-laws, (iii) applicable resolutions and (iv) designation of incumbency of each such entity.

           The Depositor will provide or cause to be provided to you conformed copies of such opinions, certificates, leters and documents as you or your counsel reasonably request.

           SECTION 8. Termination. This Agreement shall be subject to termination in the sole discretion of the Representative by notice to the Depositor given on or prior to the Closing Date in the event that the Depositor shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date, (a) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or minimum or maximum prices shall have been established by or on, as the case may be, the Securities and Exchange Commission or the New York Stock Exchange; (b) trading of any securities of the Depositor or any affiliate of the Depositor shall have been suspended on any exchange or in any over-the-counter market; (c) a general moratorium on commercial banking activities shall have been declared by either federal, New Jersey State authorities or New York State authorities; (d) there shall have occurred (i) an outbreak or escalation of hostilities between the United States and any foreign power, (ii) an outbreak or escalation of any other insurrection or armed conflict involving the United States, or (iii) any other calamity or crisis or materially adverse change in general economic, political or financial conditions having an effect on the U.S. financial markets that, in the sole judgment of the Representative, makes it impractical or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Prospectus, as amended as of the date hereof; (e) any change, or any development involving a prospective change, in or affecting the Receivables or particularly the business or properties of the Trust, the Depositor or BMW Financial Services shall have occurred which, in the judgment of the Representative, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes; or (f) any downgrading in the rating of any debt securities of the Depositor or any of its Affiliates, if any, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) shall have occurred. Termination of this Agreement pursuant to this
Section 8 shall be without liability of any party to any other party except for the liability of the Depositor in relation to expenses as provided in Sections 6 hereof, the indemnity provided in Section 9 hereof and any liability arising before or in relation to such termination.

           SECTION 9. Indemnification and Contribution.

           (a) The Depositor and BMW Financial Services will, jointly and severally, indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

         (i) any untrue statement or alleged untrue statement made by the Depositor or BMW Financial Services in Section 2 hereof,

         (ii) any untrue statement or alleged untrue statement of any material fact contained or incorporated in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or

         (iii) the omission or alleged omission to state in the Registration Statement , any preliminary prospectus or the Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, not misleading, and will reimburse, as incurred, each such indemnified party for any legal or other costs or expenses reasonably incurred by it in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Depositor and BMW Financial Services will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the Underwriters' Information; provided, further, that the Depositor and BMW Financial Services shall not be liable to any Underwriter or any of the directors, officers, employees and agents of an Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act with respect to any loss, claim, damage or liability that results from the fact that the Underwriter sold Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, if delivery thereof was required, a copy of the Prospectus or of the Prospectus as then amended or supplemented, whichever is most recent, if the Depositor has previously furnished copies thereof to such Underwriter. The indemnity provided for in this Section 9 shall be in addition to any liability which the Depositor and BMW Financial Services may otherwise have. The Depositor and BMW Financial Services will not, without the prior written consent of the Representative, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Representative or any person who controls the Representative is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of all of the Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of any Underwriter or controlling person.

           (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless each of the Depositor and BMW Financial Services, each of its directors and officers and each person, if any, who controls the Depositor or BMW Financial Services within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Depositor, BMW Financial Services or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (ii) the omission or the alleged omission to state in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters' Information, and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Depositor, BMW Financial Services or any such director, officer or controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or any action in respect thereof. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

           (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this Section 9, such person (for purposes of this paragraph (c), the "indemnified party") shall, promptly after receipt by such party of notice of the commencement of such action, notify the person against whom such indemnity may be sought (for purposes of this paragraph
(c), the "indemnifying party"), but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which may be counsel to such indemnifying party if otherwise reasonably acceptable to the indemnified party); provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense of any such action and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel in each applicable local jurisdiction) in any one action or separate but substantially similar actions arising out of the same general allegations or circumstances, designated in writing by the Representative in the case of paragraph (a) of this Section 9, representing the indemnified parties under such paragraph (a) who are parties to such action or actions), or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

           (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Depositor and BMW Financial Services on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Notes (before deducting expenses) received by the Depositor bear to the total discounts and commissions received by the Underwriters (the "Spread"), in each case as set forth in the Prospectus Supplement. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor, BMW Financial Services or the Underwriters, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Depositor, BMW Financial Services and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding any other provision of this paragraph
(d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the amount by which the Spread received by it in the initial offering of such Notes, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute hereunder are several in proportion to their respective principal amount of Securities they have purchased hereunder, and not joint. For purposes of this paragraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each director of the Depositor and BMW Financial Services, each officer of the Depositor and BMW Financial Services and each person, if any, who controls the Depositor and BMW Financial Services within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, shall have the same rights to contribution as the Depositor and BMW Financial Services.

           SECTION 10. Defaults by an Underwriter. If any one or more Underwriter(s) fail(s) to purchase and pay for any of the Notes agreed to be purchased by such Underwriter(s) hereunder, and such failure constitutes a default in the performance of its or their obligations under this Agreement, the remaining Underwriter(s) shall be obligated severally to take up and pay for (in the respective proportions that the amount of Notes set forth opposite their names in Schedule I bears to the aggregate amount of Notes set forth opposite the names of all the remaining Underwriter(s)) the Notes that the defaulting Underwriter(s) agreed but failed to purchase; provided, however, that if the aggregate amount of Notes that the defaulting Underwriter(s) agreed but failed to purchase exceeds 10% of the aggregate principal amount of Notes, the remaining Underwriter(s) shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such non-defaulting Underwriter(s) do not purchase all the Notes, this Agreement will terminate without liability to any non-defaulting Underwriter. In the event of a default by any Underwriter as set forth in this paragraph, the Closing Date shall be postponed for such period, not exceeding seven days, as the remaining Underwriter(s) shall determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter(s) of any liability to the Depositor, BMW Financial Services, their affiliates and any non-defaulting Underwriter(s) for damages occasioned by its default hereunder.

           SECTION 11. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements set forth in or made pursuant to this Agreement or contained in certificates of officers submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, and will survive delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Underwriters is not consummated, each of the Depositor and BMW Financial Services shall remain responsible for the expenses to be paid or reimbursed pursuant to Section 6 and the obligations pursuant to Section 9 shall remain in effect. If for any reason the purchase of the Notes by the Underwriters is not consummated, the Depositor and BMW Financial Services will reimburse the Underwriters severally, upon demand, for all out-of-pocket expenses (including fees and disbursements of counsel) incurred by any Underwriter in connection with the offering of the Notes.

           SECTION 12. Notices. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative. Any notice or notification in any form to be given under this Agreement may be delivered in person or sent by telex, facsimile or telephone (subject in the case of a communication by telephone to confirmation by telex or facsimile) addressed to:


                    in the case of the Depositor:

                    BMW FS Securities LLC
                    300 Chestnut Ridge Road
                    Woodcliff Lake, New Jersey 07677

                    Facsimile:  800-362-4269
                    Telex:  201-307-3525
                    Attention: Vice President - Finance and Risk in the case of BMW Financial Services:

                    BMW Financial Services NA, LLC
                    5515 Parkcenter Circle
                    Dublin, OH 43017

                    Facsimile:  (614) 718-2519
                    Telex:  (614) 718-2582
                    Attention:  Cynthia Gray

                    in the case of the Representative:

                    J. P. Morgan Securities Inc.
                    270 Park Avenue
                    New York, New York 10017

                    Facsimile:  212-834-6562
                    Telex:  212-834-5152
                    Attention:  Brad Dansker

Any such notice shall take effect, in the case of delivery, at the time of delivery and, in the case of telex or facsimile, at the time of dispatch.

           SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors and agents, and the directors, officers and control persons referred to in Section 9, and no other person will have any rights or obligations hereunder.

           SECTION 14. Miscellaneous.

           (a) Time shall be of the essence of this Agreement.

           (b) The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect, the meaning or interpretation of this Agreement.

           (c) For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange is open for trading, and (b) "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

           (d) This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same Agreement and any party may enter into this Agreement by executing a counterpart.

           (e) This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, the Depositor, BMW Financial Services and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that (i) the indemnities of the Depositor and BMW Financial Services contained in Section 9 hereof shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in
Section 9 hereof shall also be for the benefit of the directors of the Depositor and BMW Financial Services, the officers of the Depositor and BMW Financial Services and any person or persons who control the Depositor or BMW Financial Services within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Notes from any Underwriter shall be deemed a successor because of such purchase.

           (f) The respective representations, warranties, agreements, covenants, indemnities and other statements of the Depositor and BMW Financial Services, its officers and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Depositor or BMW Financial Services, any of its officers, directors, employees or agents, any Underwriter or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 5 and 9 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

           SECTION 15. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

           SECTION 16. Governing Law. The validity and interpretation of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

           If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Depositor and BMW Financial Services.


                                       Very truly yours,
                                       BMW FS SECURITIES LLC

                                       By: /s/ J. Allen Henrici
                                           -----------------------------------
                                           Name: J. Allen Henrici
                                           Title: Chief Tax Officer

                                       By: /s/ Norbert Mayer
                                           -----------------------------------
                                           Name: Norbert Mayer
                                           Title: Treasurer



                                       BMW FINANCIAL SERVICES NA, LLC

                                       By: /s/ J. Allen Henrici
                                           -----------------------------------
                                           Name: J. Allen Henrici
                                           Title: Chief Tax Officer

                                       By: /s/ Norbert Mayer
                                           -----------------------------------
                                           Name: Norbert Mayer
                                           Title: Treasurer



           The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


J. P. MORGAN SECURITIES INC.
on behalf of itself and as Representative of the several Underwriters

By: /s/ John Cho
    -----------------------------------
    Name: John Cho
    Title: Vice President

                                   SCHEDULE I


                               Class A-1           Class A-2           Class A-3             Class A-4               Class B
Underwriter                      Notes               Notes               Notes                 Notes                  Notes
-----------                      -----               -----               -----                 -----                  -----
J.P. Morgan Securities
Inc..................        $263,200,000        $358,400,000         $399,200,000          $219,200,000           $31,800,000

Banc of America
Securities LLC.......         $16,450,000         $22,400,000         $24,950,000           $13,700,000                ---

Banc One Capital
Markets, Inc.........         $16,450,000         $22,400,000         $24,950,000           $13,700,000                ---

Deutsche Banc Alex.
Brown Inc............         $16,450,000         $22,400,000         $24,950,000           $13,700,000                ---

Salomon Smith Barney
Inc..................         $16,450,000         $22,400,000         $24,950,000           $13,700,000                ---

Total................        $329,000,000        $448,000,000         $499,000,000          $274,000,000           $31,800,000



                                   SCHEDULE II

                     Original
                     Principal            Investor           Investor
Security             Balance $            Price %            Price $             Price %          Price $                Rate %
--------             ---------            -------            -------             -------          -------                ------
Class A-1 Notes      $329,000,000         100.000000%        $329,000,000.00     99.900000%       $328,671,000.00        3.98875%
Class A-2 Notes      $448,000,000         99.999807%         $447,999,135.36     99.854807%       $447,349,535.36        4.26%
Class A-3 Notes      $499,000,000         99.981629%         $498,908,328.71     99.791629%       $497,960,228.71        4.70%
Class A-4 Notes      $274,000,000         99.987754%         $273,966,445.96     99.742754%       $273,295,145.96        5.11%
Class B Notes        $ 31,800,000         99.998201%         $31,799,427.92      99.713201%       $31,708,797.92         5.46%


Total Price to Public: $1,581,673,337.95
Total Price to Depositor: $1,578,984,707.95
Underwriting Discounts
 and Commissions: $2,688,630.00

                                  SCHEDULE III